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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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      Rule 14a-6(e)(2))
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[ ]   Soliciting Material Pursuant to Section 240.14a-12

                          DELPHI FINANCIAL GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                             [DELPHI FINANCIAL LOGO]



April 19, 2006

Dear Shareholder:

We have previously mailed to stockholders a proxy statement and annual report in connection with our upcoming 2006 Annual Meeting of Shareholders. In this supplement, we are providing additional information regarding recent management changes that have occurred at Delphi Financial Group, Inc. since such mailing, as well as additional information relating to director independence. Your vote at the 2006 Annual Meeting of Stockholders is important. We encourage you to participate by voting your shares. We appreciate your continued support of the Company.



                                                Sincerely,

                                                /s/ ROBERT ROSENKRANZ
                                                --------------------------------
                                                Robert Rosenkranz
                                                Chairman of the Board

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                          Delphi Financial Group, Inc.
                      1105 North Market Street, Suite 1230
                           Wilmington, Delaware 19889
              2006 Proxy Statement Supplement Dated April 19, 2006

                                  INTRODUCTION

The information set forth below reflects changes since Delphi Financial Group, Inc. (the "Company") first mailed its definitive proxy statement on Schedule 14A (the "2006 Proxy Statement") to shareholders on or about April 7, 2006. The purpose of this Proxy Statement Supplement is to update and supplement the disclosure contained in the 2006 Proxy Statement.

                        IMPORTANT ADDITIONAL INFORMATION

APPOINTMENT OF PRESIDENT AND CHIEF OPERATING OFFICER

On April 19, 2006, the Company announced the appointment of Mr. Donald A. Sherman as President and Chief Operating Officer.

As described in the 2006 Proxy Statement, Mr. Sherman has been a director of the Company since 2002. Since 2003, Mr. Sherman has served as the Class A Director. As described in the 2006 Proxy Statement, the Board of Directors has unanimously recommended Mr. Philip R. O'Connor for election as the Class A Director at the 2006 Annual Meeting of Stockholders. In light of his new role as President and Chief Operating Officer of the Company, Mr. Sherman is now an inside director of the Company, rather than a non-employee director.

ADDITIONAL DISCLOSURE REGARDING DIRECTOR INDEPENDENCE

Under the Company's director independence standards, a director is presumed to be independent if (i) neither the director nor any immediate family member of the director (a "family member") is currently employed or has been employed (as an executive officer, in the case of a family member) by the Company during the past three years; (ii) neither the director nor any family member has received in any twelve-month period within the past three years more than $100,000 in direct compensation from the Company, other than director and committee fees, or in the case of a family member, compensation received for service as a non-executive employee of the Company; (iii) neither the director nor any family member (a) is a current partner (or, in the case of a director, an employee) of a firm that is the Company's external or internal auditor, (b) within the last three years was a partner or employee of such a firm and personally worked on the Company's audit within that time, or, (c) in the case of a family member, is a current employee of such a firm and participates in the Company's audit, assurance or tax compliance (but not tax planning) practice; (iv) neither the director nor any family member is currently employed or has been employed during the past three years as an executive officer of another company where any of the Company's present executives at the same time serves or served on that other company's compensation committee; and (v) the director is not an executive officer, and no immediate family member of the director is an employee, of a company that during the past three full calendar years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues. In addition, under such standards, a director is not deemed to have a material relationship with the Company that impairs the director's independence as a result of (i) the director's or any family member's being an executive officer, director or trustee of a foundation, university or other charitable or not-for-profit organization to which the Company or its charitable foundation makes contributions that did not exceed the greater of $1 million or 2% of such organization's consolidated gross revenues in any single fiscal year during the preceding three years; (ii) the director's beneficial ownership of less than 5% of the outstanding equity interests of an entity that has a business relationship with the Company; (iii) the director being an officer or director of an entity that is indebted to the Company, or to which the Company is indebted, where the total amount of the indebtedness was less than 3% of the total consolidated assets of such entity as of the end of the previous fiscal year; or (iv) the director's (or an entity of which such director is an officer, employee or director) obtaining products or services from the Company on terms generally available to customers of the Company for such products or services. In making its independence determinations with respect to Messrs. Brine, Fox, Hirsh, Litvack, Meehan, O'Connor and Wright, the Board deter-


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mined that none of such directors had any relationship with the Company that would be contrary to the provisions of the Company's director independence standards or the listing standards of the NYSE.

                           SOLICITATION AND REVOCATION

The Company is in the process of soliciting proxies for the 2006 Annual Meeting of Stockholders, and filed the 2006 Proxy Statement with the United States Securities and Exchange Commission on April 7, 2006. The 2006 Proxy Statement and other materials pertaining to the 2006 Annual Meeting were first mailed to Company shareholders on or about April 7, 2006, and remain in full force and effect as so mailed and as updated hereby.

If you have already voted and returned your proxy, and do not want to revoke that proxy, no action is necessary. To revoke a proxy that has already been voted, please contact the Investor Relations Department of the Company, 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899. Alternatively, you may attend the 2006 Annual Meeting of Stockholders on May 3, 2006, at 10:00 a.m. Eastern Daylight Time, at the University Club, One West 54th Street, New York, New York, and vote your shares by proxy or in person at the meeting.



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